Exhibit 99.1

Company Contacts:	Investor Contact:
Angela Cincotta	Sharon Merrill
(978) 656-3594	(617) 542-5300
acincotta@trcsolutions.com	trr@investorrelations.com

Catherine Stanley
(978) 656-3538
cstanley@trcsolutions.com

TRC ELECTS JOHN A. CARRIG TO BOARD OF DIRECTORS
Former Conoco Phillips Executive Brings Expertise in Oil and Gas
LOWELL, MASS. - May 29, 2012 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, today announced the appointment of John A. Carrig, 60, to its Board of Directors. Carrig assumed an open seat on TRC's Board.
“John is a prominent figure in the oil and gas industry, which is a key market for TRC's services,” said Chris Vincze, TRC's Chairman and Chief Executive Officer. “His insight into that industry and energy policy issues, as well as his remarkable career helping grow one of America's premier energy companies, further strengthens our Board. We are honored to have someone of his stature join our team.”
Mr. Carrig was formerly President & Chief Operating Officer of Conoco Phillips, the third largest integrated oil company in the United States and number four on the Fortune 500. Prior to serving as President & COO, he served as Conoco Phillips' Executive Vice President, Finance, and Chief Financial Officer. Mr. Carrig has more than 30 years of energy industry experience and currently serves on the Board of Directors for FORUM Energy Technologies and WPX Energy. He began his career with Phillips Petroleum Company and was instrumental in the Company's growth, including its merger with Conoco in 2002.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Exhibit 99.1

About TRC
A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow us on Twitter at @TRC_Companies and on LinkedIn.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC's future expectations, contain projections of the Company's future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance; the uncertainty of our operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC's services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995